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                                                                   Exhibit 10.11

                                MASTER AGREEMENT

This Agreement made this 8th day of August 1997 between NEC America, Inc., a corporation organized and existing under the laws of the State of New York (hereinafter "Seller") and PathNet, Inc. a corporation organized and existing under the laws of the State of Maryland (hereinafter "Buyer").

Seller hereby agrees to sell to Buyer, and Buyer shall purchase from Seller during the term of this Agreement Equipment, Services and licensed Software as detailed in Appendix A attached hereto and made a part hereof, at the prices specified herein and subject to the terms and conditions of this Agreement.

Article 1.  Definitions

      1.1   As issued herein:

            (a) Agreement means this Agreement, all Appendices hereto and all annexes, appendices or attachments to the Appendices.

            (b) Buyer Company means any person, firm, partnership, corporation or other entity ("Company") in which Buyer has, directly or through a Subsidiary of Buyer, or in which an entity majority-owned by Buyer and/or one or more Subsidiaries of Buyer has, directly through a Subsidiary of such entity, an interest as described below (any of Buyer, such a Subsidiary of Buyer or such an entity being referred to as a "Buyer Entity"). A Buyer Entity shall be deemed to have any interest sufficient to qualify a Company as a Buyer Company if the Buyer Entity (a) holds, or has a binding agreement or option to acquire, at the time of any order placed under this Agreement for such Company (the "Order Date"), an ownership interest of at least thirty-three and one third (33 1/3 %) percent of such Company and in which no other entity has more than such ownership interest; or (b) on the Order Date holds, or has a binding agreement or option to acquire, an ownership interest of at least fifty (50%) percent of an entity which holds an ownership interest of at least thirty-three and one third (33 1/3%) percent of such Company. The term Buyer Company further includes any entity that enters into an agreement with Buyer to provide fixed point microwave services and which is permitted by Buyer to submit orders directly to Seller for Equipment to construct paths in addition to those being constructed by Buyer as part of Buyer's microwave radio network.

            (c) Days means consecutive calendar days and not business days. Such term is not exclusive of holidays.

            (d) Equipment means the equipment specified in Appendix A to this Agreement, and such other equipment as Seller or its affiliates may hereafter manufacture, or have manufactured and make available and sell to Buyer and which Buyer hereafter orders from Seller under this Agreement. Equipment to be made available to Buyer by Seller under this Agreement shall be all Equipment now or hereafter generally made available by Seller and its affiliates to its customers.
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            (e)   Commercial Service means the commercial use of Equipment or
                  Software, exclusive of operation for purposes of conducting tests. The date that a given item of Equipment or Software is actually placed in Commercial Service shall be referred to as the Commercial Service Date for such item.

            (f) Services means the services set forth in the Radio Division Product Line Support Policy attached hereto as Appendix A.

            (g) Software means all computer software furnished hereunder including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, and
                  (ii) instruction sequences in machine-readable code that control call processing, peripheral equipment and administration and maintenance functions. The term Software shall include Software Updates and Software Enhancements.

            (h) Software Enhancements means all modifications or improvements to the Software which improve performance or capacity of the Software, but shall not include Software Updates.

            (i) Software Updates means periodic updates to the Software to correct defects in the Software, but shall not include Software Enhancements.

            (j) Specifications means the specifications and performance standards of Equipment and Software as set forth in Appendix A and B and in any other document published by Seller which contains specifications or performance standards for Seller's Equipment and/or Software.

            (k) Subsidiary of a company means a corporation or other entity the majority of whose shares, securities or other evidence of ownership entitled to vote for election of directors or equivalent management is now or hereafter owned or controlled by such company either directly or indirectly; but any such corporation or other entity shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists. As used in this Agreement, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      1.2 Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".


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Article 2.  Scope of Contract

      2.1 Each of Buyer, any Buyer Company, or any Subsidiary of Buyer as agent for or for resale to a Buyer Company shall have the right to purchase, and Seller shall be obligated to sell, as ordered by Buyer, any Buyer Subsidiary or a Buyer Company during the term of this Agreement, Equipment, Software and Services and the terms and conditions of this Agreement shall apply to such orders. Any Buyer Company which submits an order for Equipment, Software or Services under this Agreement, either directly to Seller or from Buyer or a subsidiary of Buyer shall be considered the "Buyer" for all purposes of this Agreement as if such Buyer Company had entered into a separate contract with Seller solely with respect to the items ordered. All rights, claims or defenses Seller has or may acquire hereunder shall be asserted solely against the Buyer Company which has received or is to ultimately receive the Equipment, Software or Services pursuant to such an order and such Buyer Company shall have and may enforce against Seller all of the rights, benefits and obligations contained herein. In addition, Buyer or any Subsidiary of Buyer ordering Equipment, Software and Services shall have the right, in its sole discretion, to enforce or assert on behalf of itself or any Buyer Company any right, claim or defense available to it or any such Buyer Company hereunder.

            Seller, however, reserves the right to reject any order from a Buyer Company as described as any entity that enters into an Agreement with Buyer to provide fixed point Microwave Services and which is permitted by Buyer to submit orders at the prices stated herein, Appendix A, directly to Seller for Equipment. Seller's rejection, which shall be reasonably based, shall be dependent upon the parties' failure to reach a mutually acceptable agreement. Such an agreement shall be no more restrictive than Seller's then current standard terms and conditions.

      2.2 This Agreement is comprised of these terms and conditions and the following Appendices, which are attached hereto and made a part hereof:

                 (a) Appendix A -- Seller's Quotation, DCQ96-RI9238D, dated
                       2/27/97, excluding General Terms and Conditions.

                 (b) Appendix B -- Seller's Specifications.

Article 3.  Prices

      3.1 Subject to Section 3.2, the pricing stated in Appendix A is valid for orders placed within three years from the signing of this Agreement and is exclusive of any taxes or fees imposed upon, or made payable by Seller, its agents, assignees, or subcontractors arising out of performance under this Agreement.

            Buyer shall pay all such taxes now or hereinafter due and owing or arising under this Agreement including, but not limited to, occupation, excise, sales or use taxes imposed upon the Buyer, Seller of the Equipment. In the event any such taxes, duties, fees or similar charges are imposed upon or made payable by Seller, Buyer shall promptly reimburse Seller upon receipt of invoice. Notwithstanding the foregoing, Buyer shall not


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            be liable for the reimbursement to Seller of, and shall hold buyer harmless in respect of any other taxes imposed upon or made payable by Seller including, without limitation, franchise, net or gross income or revenue, license, occupation, real or personal property. All prices shown in Appendix A are United States Dollars, FOB United States Port of Entry (USPOE) or United States domestic factory.

      3.2 (a) Seller agrees that if at any time during the six (6) months period prior to receipt and acceptance of, or the six months following, an order from Buyer for any Equipment or Services, Seller sells or has offered to sell such Equipment or Services to any third party at a lower sales price than the sales price granted to Buyer, then the sales price charged to Buyer for said Equipment or Services shall be reduced to a sales price that is no less favorable to Buyer than the sales price to such other party provided that Buyer purchases such Equipment or Services under like terms and conditions and similar quantities.

            (b) Upon the request of Buyer, and no more often than once per calendar quarter, Seller shall conduct a review of all sales or offers made by it during the period commencing on the date of the immediately preceding request (or, in the event the applicable request is the first such request hereunder, the date three (3) months prior to the date hereof) and ending on the date of the applicable request in order to determine whether Buyer is entitled to any rebates, lower purchase prices or more favorable payment terms as a result of the provisions of this Section 3.2 and, if Buyer is so entitled, Seller shall forthwith notify Buyer and make any necessary rebates or price adjustments with such notice and shall make more favorable payment terms available to Buyer effective with such notice. Seller shall, as a result of a request made by Buyer under this Section 3.2(b), make available for examination by independent outside auditors (under appropriate confidentiality obligations) information in a form reasonably sufficient to allow such auditors to confirm the accuracy of any determination made by Seller under this Section 3.2(b).

      3.3 Prices for Equipment and Services not set forth in Appendix A, if not otherwise set forth in this Agreement, shall be no greater than the lesser of Seller's list prices in effect at the date of introduction thereof or at the time of ordering by Buyer, subject in each case to any discounts made available to Buyer or made available to all of Seller's customers that are in effect at the time of ordering by Buyer.

      3.4 The unit prices of Equipment include use of applicable Software without additional charge, except as otherwise expressly provided.

      3.5 At the end of three (3) years or when the quantity ordered reaches 1,000, the Parties agree to have a good faith negotiation of mutually beneficial prices for the balance of the term of the Agreement. Nothing contained herein shall obligate Buyer to submit any minimum amount of orders to Seller.

      3.6 The pricing set forth in Appendix A is applicable to any orders received prior to the date hereof.


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      3.7   All Equipment and Software purchased by Buyer hereunder, including
            Equipment provided in conjunction with repair or replacement services, shall be new. For purposes of this Section 3.7, "new" shall mean Equipment which has never been placed in Commercial Service or been used for training or extended testing and shall conform with the specifications set forth in Appendix B.

Article 4.  Ordering Method

      4.1 Purchase orders (hereinafter "Order(s)") placed by Buyer shall be issued in writing by an authorized representative of Buyer.

      4.2 Orders shall be delivered to the attention of Seller's Contracts Department, setting forth the following items:

            (a) Quantity and description of Equipment being ordered;
            (b) Requested delivery date;
            (c) Prices applicable to such Equipment;
            (d) Buyer Order number; and
            (e) Shipping method and destination/address;
            (f) Invoicing address.

      4.3 Subject to Article 4.4, Seller will review and acknowledge in writing Buyer's written Order within fifteen (15) days from date of receipt thereof. The actual delivery schedule shall be in accordance with Seller's order acknowledgment letter, however, in no event will delivery be later than the lead times set forth in Appendix A for the particular Equipment ordered.

      4.4 All orders that are within Seller's lead times (as set forth in Appendix A), and which are otherwise in accordance with the terms of this Agreement, shall be deemed automatically accepted upon receipt by Seller. Should Seller receive an order with lead times that are shorter than such lead times. Seller shall, within fifteen (15) days, indicate in writing to Buyer whether such shortened lead times are acceptable. If Seller shall deem a shortened lead time unacceptable, the parties hereto shall endeavor to agree upon lead times that are mutually acceptable. Should Seller fail to notify Buyer of its non-acceptance of a shortened lead time within fifteen
            (15) days of its receipt of the order containing the shortened lead time, such order shall be deemed accepted without any further confirmatory action by either party.

      4.5 The terms and conditions of this Agreement are hereby deemed incorporated into and made a part of each Order issued pursuant to this Agreement and any orders made prior to execution of this Agreement. Any terms and conditions appearing in an Order or in any acknowledgment of an Order, that are in addition to or inconsistent with or different from the terms and conditions of this Agreement, shall be void and of no effect unless expressly agreed to by Seller in writing.


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      4.6   Any Order submitted to Seller by Buyer in accordance with this
            Agreement may be amended by written notice by Buyer delivered to Seller's Contracts Department and setting forth (a) the order number being amended; and (b) a description of the change being requested. Within ten (10) days of receipt of a change order, Seller shall advise Buyer of the cost and schedule impact, if any, of implementing such changes; it being understood and agreed that Seller shall be entitled to reimbursement only for the reasonable out-of-pocket costs it incurs with respect to any change orders. In the event that Seller does not so advise Buyer of the cost and schedule impact thereof within such ten (10) day period, the change order shall be deemed accepted by Seller without cost to Buyer.

Article 5.  Term and Option

            This Agreement shall become effective on the date upon which the last of the contracting parties signs and shall continue in effect for a period of five years thereafter. This Agreement shall thereafter be renewable annually for periods of one year thereafter with mutual consent of Buyer and Seller as evidenced in writing sixty days prior to the expiration date.

Article 6.  Payment Terms

      6.1 Invoices for Buyer's Orders which require Seller only to ship specified Equipment (hereinafter "Furnish-Only Orders") shall be issued by Seller upon shipment of the Equipment.

      6.2 All payments will be due as follows: 75% of invoice amount net thirty (30) days from invoice date, balance due ninety (90) days thereafter or upon Final Acceptance whichever occurs first. Without limiting any of Seller's remedies for nonpayment or late payment of invoices, it is agreed that invoices which are not paid when due shall be subject to a charge of one and one half percent (1.5%) per month, to cover handling costs with a maximum ceiling often (10) percent.

Article 7.  Warranty

      7.1 (a) Seller warrants that for a period of three (3) years from the date of Final Acceptance of any item of Equipment (the "Warranty Period"), such Equipment shall conform with and perform the functions set forth in the Specifications and shall be free from defects in design, materials or workmanship (the "Warranty"). If defects in design, materials or workmanship or nonconformity with the Specifications appear within the Warranty Period, Seller shall promptly, at its own election and expense, repair or replace any such defective Equipment. Such repair or replacement includes material, labor and services. If any components comprising a part of the Equipment are replaced or repaired during the Warranty Period, the Warranty Period for such repaired or replaced components shall extend to the longer of (i) the balance of the Warranty Period or
            (ii) ninety (90) days from the date of repair or replacement.


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            (b) Buyer invokes the Warranty under this Section 7.1, it shall notify Seller promptly of the claimed fault or defect. Buyer will return the Equipment to Seller's repair facility. For equipment returned to Seller's repair facility pursuant to this Section 7.1
            (b), Buyer shall be responsible for payment of all transportation and freight costs to Seller's repair facility, and Seller shall be responsible for all other transportation and freight costs incurred in connection with its return to Buyer.

            (c) During the Warranty Period, Equipment will be repaired on a repair or replace basis, with Buyer responsible for fault isolation (except to the extent that Buyer could not have reasonably been expected to isolate such fault without the assistance of Seller), removal of such Equipment, replacement from spare stock (except to the extent that such removal and replacement requires the specialized expertise of Seller), and packing and shipping to Seller's repair facility. Buyer will maintain a reasonable stock of spare Equipment as reasonably recommended by Seller for this purpose. In the event that the quantity of spare parts proves to be inadequate to maintain adequate stock levels of spare parts, Seller will ship, by the most expeditious means available, adequate spare parts of each type so depleted (until the problem creating the inadequacy is cured), as promptly as possible after being notified of such inadequacy.

            (i) In the event that, during the Warranty Period, Buyer experiences failure of Equipment which the Chief Technical Officer of Buyer (hereinafter the "Buyer CTO") believes in good faith to be excessive, the Buyer CTO shall bring such failures to the attention of Seller by giving written notice to Seller under Article 15 hereof, and Seller shall give its highest priority to the remedy of the cause of such failures.

            (ii) Buyer may, at any time reasonably following an event described in Section 7.1(c) (i) above, request that Seller make special adjustments in warranties and freight payments relating to such event, and Seller agrees to negotiate in good faith for adjustments commensurate with the operational and/or financial effect upon Buyer caused by such event.

            (d) Subject to Section 7.1(c) above, freight charges incurred in connection with Seller's obligations under this Section 7.1 shall be borne by (i) Buyer with respect to the shipment of Equipment to Seller's facility, and (ii) Seller with respect to all other shipments of Equipment. All customs duties, levies, taxes and other costs relating to the export or import of defective Equipment under any warranty claim, and the export or import of repaired or replaced Equipment under any warranty claim shall be the sole responsibility of Seller. Subject to Section 7.2, Seller on a "best effort" basis shall take no more than (i) if the Equipment is being replaced, twenty (20) working days from the date the defective Equipment is received by Seller, or (ii) if the Equipment is being repaired, fifty (50) working days from the date the defective Equipment is received by Seller, provided, however, that in either case Seller shall use all reasonable efforts to reduce such time period.

      7.2 Notwithstanding anything to the contrary contained in any provision of this Article 7 or any other provision of this Agreement, if as a result of any invocation of the Warranty, services to Buyer's subscribers, microwave radio system performance, networking,


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            billing administration or maintenance are materially and adversely affected, Seller shall on a "best effort basis" and at its sole cost and expense, commence work to correct such defect or replace such defective Equipment as soon as practicable, no later than four (4) hours after Buyer's notification of Seller of such defect, and shall ship any required replacement Equipment (or components thereof) to Buyer as soon thereafter as practicable no later than twenty-four
            (24) hours after notice of such defect. Where the services of Seller's service personnel at Buyer's sites are required hereunder, then Seller shall, at its sole cost and expense, dispatch such service personnel on a "best efforts" basis, as are required to correct such defects as soon after receipt of notice as practicable but no later than twenty-four (24) hours after notice of such defect.

      7.3 If any Equipment is rendered inoperative as a result of a natural or other disaster, Seller will make all reasonable efforts to supply or help locate backup or replacement Equipment for Buyer by using its reasonable best efforts to obtain the waiver of any delivery schedule priorities and by making replacement Equipment available from the facility then producing such products, or from inventory.

      7.4 It is the intention of the parties that any problem, defect or failure in Equipment shall be corrected as promptly as practicable regardless of fault, and in this regard, Seller agrees to use all reasonable efforts to work and cooperate with Buyer and any other manufacturer, contractor or vendor to correct any such problem, defect or failure to the extent that Seller has the capability to do so. Seller shall, at Buyer's request, assist Buyer in determining the cause of such problem, defect or failure and recommend the appropriate action. Seller shall, upon its receipt of a request from Buyer, use all reasonable efforts to correct any problem, defect or failure in Equipment or any other Equipment (whether or not such problem, defect or failure is the responsibility of Seller) as promptly as practicable and bill Buyer for such. If Buyer and Seller disagree as to the cause of the problem, defect or failure or the action to be taken, then, at Buyer's request, Seller shall nevertheless correct any problem, defect or failure in the Equipment (whether or not such problem, defect or failure is the responsibility of Seller) as promptly as practicable and bill Buyer for such; provided, however, that Seller shall not be required to repair or modify any equipment purchased by Buyer from any third party unless Seller has the ability to do so. The parties shall thereafter negotiate in good faith to determine whether such problem, defect or failure was the responsibility of Seller or any other party and if they are unable to resolve such dispute, such dispute shall be submitted to a Third Party Engineer pursuant to
            Section 28.1 hereof. If determined (whether by agreement or arbitration) that such problem, defect or failure was not the responsibility of Seller, Buyer shall promptly reimburse Seller for all costs and expenses incurred in connection with the correction of such.

      7.5 Buyer may at any time acquire equipment and software from a source other than Seller and such Equipment may be installed in and become part of Buyer's system without affecting the warranties contained in this Agreement. Buyer agrees that Seller does not warrant any Equipment provided by a source other than Seller.

      7.6 In addition to the warranties set forth herein, if Seller purchases or subcontracts for the manufacture of any Equipment from a third party, the warranties given to Seller by such


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            third party shall inure, to the extent applicable or permitted, to the benefit of Buyer, and Buyer shall have the right to enforce such warranties directly or through Seller. The warranties of such third parties shall be in addition to and not in lieu of any warranties given by Seller under this Agreement. If Seller subcontracts any work under this Agreement, Seller shall be responsible for such subcontractor's work.

      7.7   Seller's limited warranty under this Article 7 shall not apply to:

            (a) Damage or defects caused by Buyer's negligence, including, but not limited to:

                  (i) Use by Buyer other than in accordance with instructions furnished by Seller;

                  (ii) Material modifications by Buyer of Equipment without Seller's consent; or

            (b) Damage or defects to the extent caused by equipment or software not manufactured by Seller and not purchased under this Agreement;

            (c) Any Equipment damaged by accident or disaster, including, without limitation, fire, flood, wind, water, lighting or power failure; or

            (d) Hardware normally consumed in operation or which has a life inherently shorter than the Equipment Warranty Period (e.g., fuses, lamps, magnetic tape).

      7.8 Buyer shall reimburse Seller for Seller's out-of-pocket expenses incurred, at Buyer's request, in responding to and/or remedying Equipment or Service deficiencies not covered by the warranties set forth herein or under a Services Supply Agreement between Seller and Buyer.

      7.9 THE WARRANTIES SET FORTH IN THIS ARTICLE 7, WARRANTIES, CONSTITUTE THE ONLY WARRANTIES OF SELLER WITH RESPECT TO THE PERFORMANCE OF THE EQUIPMENT. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Article 8.  Title, Delivery and Shipment

      8.1 All shipments of Equipment purchased by Buyer are FOB (USPOE or domestic factory), inland freight prepaid and billed to Buyer. Included in the prices set forth in Appendix A are the costs of shipment to the USPOE, if applicable.

      8.2 Title and risk of loss or damage to the Equipment shall pass to Buyer upon the Seller's tender of delivery of the Equipment to destination specified by Buyer.

      8.3 Seller shall select the common carrier and method of shipment in the absence of specific written routing instructions from the Buyer.


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      8.4   Seller shall, at no additional charge, package Equipment in a suitable manner in accordance with all applicable laws and regulations and provide protection against damage during shipment and handling. Seller shall store Equipment in dry, unheated quarters and shall coordinate with the shippers and transporters regarding the packing and handling of the goods in order to guarantee their arrival in the manner required by the customs authorities of the United States. At the request of Seller, Buyer shall, at Seller's sole cost and expense, return all packaging materials used to ship Equipment from Seller to Buyer in excess of the materials Buyer reasonably requires for storage or other purposes.

      8.5 Seller shall, in the performance of its obligations hereunder, grant to Buyer its top priority in terms of (a) availability of supply and delivery of Equipment and other materials, (b) provision of Installation and all other Services to be provided hereunder, (c) assignment of personnel, and (d) any other product, service or support required to meet the commitments herein. In this regard, if there are any delays in the performance by Seller of its obligations under this Agreement or under any Order submitted in accordance with the terms hereof, then, upon the written request of Buyer, Seller shall use their best efforts to assign additional personnel, reallocate resources, expedite Equipment deliveries and take all such other actions as are required to eliminate such delay. Seller's standard delivery schedules as quoted herein shall apply.

      8.6 (a) If, due to the fault or negligence of Seller, Buyer's receipt of a shipment of Equipment, or performance of Services, is delayed over thirty (30) days beyond the date set forth in the applicable Order (or such other date as shall have been agreed upon between Seller and Buyer in accordance with Article 4), then Buyer shall be entitled to and Seller shall pay to Buyer, liquidated damages in accordance with this Section 8.6.

            (b) The parties agree that damages for delay are difficult to calculate accurately and, therefore, agree to fix as liquidated damages, and not as a penalty, an amount equal to one percent (1%) per week (or portion thereof) of the price of such delayed Equipment or Services. Such damages shall not exceed ten (10%) percent of the purchase price for the delayed equipment.

Article 9.  Acceptance

      9.1 With respect to each item of Equipment being purchased by Buyer hereunder, Seller shall provide to Buyer, at the time of shipment of such Equipment, evidence in form and substance reasonably satisfactory to Buyer confirming that the Equipment has been tested in accordance with Seller's standard testing procedures and that such Equipment performed in accordance with the Specifications.

      9.2 Unless otherwise agreed to by the Parties, for Equipment Orders Final Acceptance shall be deemed to have occurred on the Commercial Service Date for such Equipment.

      9.3 Final Acceptance of the Equipment shall be final and shall relieve Seller of all further responsibility relative to the Equipment except as related to fraud, gross negligence, and


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            any other obligations of this Agreement which specifically survive
            Final Acceptance, including, without limitation, Article 7.

Article 10. Agency

            Neither Buyer nor any person or business organization is authorized to make any warranty or assume any obligation or liability on behalf of Seller in connection with the sale or use of the Equipment.

Article 11. Excusable Delays

      11.1 Neither Party shall be liable for delays or any failure to perform under this Agreement due to unforeseen circumstances or causes beyond its reasonable control, including, but not limited to, acts of God; war (including civil war); riots, embargoes, acts (whether sovereign or contractual) of civil or military authorities; acts of any government, fires, floods, explosions, the elements, epidemics, quarantine restrictions, strikes or lockouts which neither Seller and its affiliates nor Buyer and its affiliates have any control, plant shutdowns, slowdowns, accidents, materials, delays of suppliers or subcontractors or acts or omissions with respect to matters for which the other Party is responsible (a "Force Majeure Event"). Notwithstanding the foregoing, no strike with respect to Seller or any affiliate of Seller shall constitute a Force Majeure Event unless (i) such strike is a nationwide strike affecting multiple manufacturers, as opposed to a strike affecting only Seller or such Affiliate, and (ii) neither Seller nor any Affiliate of Seller is able to perform the obligations that Seller is precluded from performing for Buyer as a result of such strike.

      11.2 In the event of an excusable delay as defined above, Parties shall promptly notify one another in writing of such delay and an equitable adjustment shall be made in the delivery and/or completion schedules and any affected terms of this Agreement.

Article 12. Customs Clearance

      12.1 Should import or export certification or licensing be denied or voided for a particular Order for any reason beyond the reasonable control of Seller, both Seller and Buyer agree that such Order shall become voidable.

      12.2 Seller agrees to be Importer of Record for shipments made to the United States and shall pay directly to the proper United States authority any United States import duties required by law to be paid on Equipment delivered to the United States under this agreement.

Article 13. Patent Indemnity

      13.1 Seller agrees that it will defend, at its own expense, all suits and claims against Buyer for infringement or violation of any patent, trademark, copyright, trade secret, or other tangible or intangible property rights of any kind whatsoever, whether of the United States or foreign (collectively, "Property Rights"), covering, or alleged to cover, the Equipment or any component thereof, in the form furnished or as subsequently modified, either by Seller or with Seller's consent, and Seller agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgment or decree, or in settlement of any suit or claim, may be assessed against Buyer on account of such infringement or violation, provided that (a) Seller shall be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against Buyer or Seller of which Buyer has express knowledge, and Seller shall be given full authority to assume control of the defense thereof through its own counsel at its expense and to compromise or settle any suits or claims so far as this may be done without prejudice to the right of Buyer to continue the use, as contemplated, of the Equipment or Software or any component thereof so furnished; and (b) Buyer shall cooperate fully with Seller in the defense of such suit or claims and provide Seller such assistance as Seller may reasonably require in connection therewith, provided that Seller shall pay the actual expenses of Buyer in providing such assistance. Buyer may in its discretion and at its own expense participate directly or through its own counsel in the defense of such suit or claims.

      13.2 If any final judgment, all or any part of the Equipment or Software or any component thereof is held to constitute any infringement or violation of any other person's Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation Seller deems it advisable to do so, Seller shall at its sole option and cost take one or more of the following actions at no additional cost to Buyer; (a) procure the right to continue the use of the same without interruption for Buyer; (b) replace the same, without loss of Buyer's use of same for more that twenty-four (24) hours, with non-infringing Equipment or Software that meets the Specifications; or (c) modify said Equipment or Software, without loss of Buyer's use of same for more than twenty-four (24) hours, so as to be non-infringing, provided that the Equipment or Software as modified meets all of the Specifications. If Seller fails to perform its obligations under this Section 13.2, Buyer may, at Seller's reasonable expense, take any of the foregoing actions on behalf of Seller or, if Buyer is unable to do so, Buyer may, at its option, return to Seller freight collect all Equipment and Software delivered, in which event Seller shall refund to Buyer all amounts paid to it under this Agreement.

      13.3 Seller's indemnity under this Article 13 shall not apply to any infringement caused by (i) Buyer's material modification of the Equipment and any infringement caused solely by Buyer's use of the Equipment other than in accordance with the Specifications and the purposes contemplated by this Agreement, except as expressly authorized or permitted by Seller, or (ii) infringement arising out of the use of Equipment or Software in combination or conjunction with any item not supplied by Seller, and with respect to which Seller did not have reason to know such item would be used in combination with such Equipment or Software.

Article 14.  Limitation of Liability and Indemnification

      14.1 (a) Seller agrees to indemnify and hold Buyer harmless from and against all losses, claims, demands, damages (to person or property), and causes of action (including reasonable legal fees) resulting from the intentional or negligent acts or omissions, or strict liability, of Seller, its officers, agents, employees or subcontractors.

            (b) Buyer agrees to indemnify and hold Seller harmless from and against all losses, claims, demands, damages (to person or property), and causes of action (including reasonable legal fees) resulting from the intentional or negligent acts or omissions or strict liability, of Buyer, its officers, agents, employees or subcontractors.

            (c) If Buyer and Seller jointly cause such losses, claims, demands, damages, or causes of action, the parties shall share the liability in proportion to their respective degree of casual responsibility.

      14.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT AS TO BUYER'S BREACH OF ITS OBLIGATIONS UNDER
            ARTICLE 26 OR BUYER'S OR SELLER'S BREACH OF THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 16, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT), SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OF ANY OTHER PARTY HERETO, BEFORE OR AFTER ACCEPTANCE.

Article 15. Notices

            Any notices hereunder by one party to the other party shall be given in writing by personal delivery or posted by certified mail with proper postage, return receipt requested, to the parties at the following addresses:

            If to Seller, to:

            NEC America, Inc.
            Radio Communications Systems Division
            1525 W. Walnut Hill Lane
            Irving, Texas 75038-3797
            Attn: Patrick Stewart
            (972) 751-7202

            If to Buyer, to:

            PathNet, Inc.
            6715 Kenilworth Avenue
            Suite 200
            Riverdale, Maiyland 20737
            Attn: David Schaeffer
            (800) 209-7938

Article 16. Proprietary Information

      16.1 Should proprietary information of either Buyer or Seller be required by the other in the performance of this Agreement, the party receiving such proprietary information ("Recipient" hereafter) hereby agrees to receive and maintain same in confidence and to take such precautions as may be reasonably necessary to protect same from disclosure to others, or use by itself or others for any purpose inconsistent with this Agreement without the prior written consent of the other party. Precautions taken shall be deemed reasonable if at least equivalent to Recipient's precautions with respect to its own proprietary information. Proprietary information shall mean technical or business information or data conveyed in written, graphic or other permanent tangible form identified as being proprietary or, in the case of oral conveyances, any such information promptly reduced to some permanent tangible form. The Recipient's obligations hereunder shall in any event cease entirely five (5) years from the termination or expiration of this Agreement.

      16.2 The foregoing confidentiality restrictions, however, shall not extend to any part of the proprietary information which:

            (a) was already known to Recipient at the time of disclosure under this Agreement as can be established by written documentation;

            (b) was known or was generally available to the public at the time of disclosure hereunder;

            (c) becomes known or generally available to the public (other than by act of Recipient) subsequent to its disclosure hereunder;

            (d) is disclosed or made available in writing to Recipient by a third party having a bona fide right to do so;

            (e) is independently developed by Recipient without the use of the proprietary information as can be established by written documentation; or

            (f)   is required by law to be released.

Article 17. Governing Law

            Except for laws relating to the Conflict of Laws, this Agreement, its formation, construction and interpretation shall be governed by the laws of the State of New York.

Article 18. Waivers

            No failure of either party to exercise any power given to it hereunder or to insist upon strict compliance by the other with any obligation or provisions hereunder, and no custom or practice of the parties at variance with the terms hereunder shall constitute a waiver of the right to demand exact compliance with the terms hereof. Waiver by a non-defaulting party of any right arising from a default of the other party shall not effect or impair the rights of the non-defaulting party with respect to any subsequent default by the other party of the same or of a different nature.

Article 19. Design Changes

      19.1 Seller may from time to time change or alter the design of the Equipment, provided however, that no change or alteration shall be made which deviates from the Specifications as detailed in Appendix B unless consented to by Buyer, which consent shall not be unreasonably withheld.

      19.2 Notwithstanding Paragraph 19.1 above, Seller shall have the right, with the prior written consent of Buyer, not to be unreasonably withheld, to change or alter the design of or Specifications for the Equipment in order to comply with the laws or regulations of any United States government or agency.

      19.3 Buyer may from time to time request in writing that Seller alter the design of or Specifications for Equipment and Software. Seller shall reply to Buyer's request within a mutually agreeable time.

Article 20. Availability of Equipment

      20.1 Until ten years from the date of expiration of the initial term of the Agreement, Seller shall make available for sale to Buyer, at Seller's then current prices, the Equipment and Software to enable Buyer to expand and repair its microwave radio network. Such Equipment and Software shall provide equivalent functionality for and shall be compatible with as to form and fit, and without the requirement of significant modifications to, such microwave radio network.

      20.2 Seller may at any time cease production or purchase, as the case may be, of any Equipment (or parts thereof) or Software so long as Seller maintains a sufficient inventory of Equipment (or parts thereof) and Software to meet its obligations pursuant to Section
            20.1 above. In the event that such discontinuance of production or purchase is in anticipation of migration to new generation Equipment (or parts thereof) or Software which is not compatible with that purchased by Buyer hereunder, Seller shall notify Buyer of its intent to discontinue production or purchase, as the case may be, specifying the approximate number of such items of Equipment (or parts thereof) or Software Seller then has in inventory, sufficiently in advance of the final production run or purchase to allow Buyer to purchase any additional items of Equipment (or parts thereof) or Software or other parts it may desire for inclusion in said final production run or purchase.

      20.3 Seller shall, upon Buyer's written request, deliver to Buyer such drawings, specifications, special tooling and information as may be necessary to manufacture or cause to be manufactured or procured any items of Equipment (or parts thereof) or Software as to which Seller has notified Buyer of cessation of manufacture or purchase pursuant to Section 20.2 above, together with a worldwide, nonexelusive, royalty-free license to make, use or have made for Buyer's intended use, any such items of Equipment (or parts thereof or Software to the extent Seller is able to grant such a license.

Article 21. Compliance with Applicable Law and Regulations

      21.1 Seller represents that all items of Equipment provided under this Agreement comply with applicable laws and regulations of the United States, including, but not limited to, The Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Communications Commission ("FCC").

      21.2 It shall be the responsibility of Buyer to obtain any and all necessary licenses and permits including, but not limited to, FCC licenses and approvals of waivers for the installation and operation of the Equipment and Software at the site at which it is to be installed or for any resale of the Equipment by Buyer. Buyer's failure to obtain necessary licenses and/or permits shall not relieve Buyer of its obligation for accepting equipment deliverable hereunder, or paying for same.

      21.3 Seller agrees to provide reasonable assistance to Buyer in obtaining necessary FCC licenses and permits to operate the Equipment and Software. Such assistance shall include providing the technical information related to the Equipment and Software necessary to file for such licenses or permits. Such assistance shall in no way imply an obligation on the part of the Seller to file for such licenses or permits on behalf of the Buyer.

Article 22. Trademark

      22.1 Except as provided for in 22.2 below, all equipment furnished in performance of this Agreement shall be marked in accordance with Seller's then current standard marking policy.

      22.2 Seller shall, upon mutual agreement of the parties, mark with Buyers trademark certain pieces of the Equipment as agreed upon provided Buyer agrees to:

            a)    Provide suitable samples;

            b) Indemnify Seller from any claims which are made against it as a result of having followed Buyer's instructions in this regard; and

            c)    Pay the reasonable cost of such markings.

Article 23. Assignments

      23.1 Except as may be expressly authorized elsewhere herein, this Agreement and the rights and duties granted hereunder may be sold, assigned or transferred by Buyer or any Buyer Company in any manner without the prior written consent of Seller; provided, that Seller shall remain liable for all obligations hereunder. Either Party shall have the right to subcontract work hereunder in the normal course of business without obtaining the other's written consent, but such subcontracting shall not relieve that Party of any obligation or responsibilities under this Agreement.

      23.2 Buyer shall have the right to lease or license the use of the Equipment and Software, or any component thereof, to any other entity on a time-sharing or other basis.

Article 24. Headings

            The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Article or provision hereof. References in this Agreement to any Article are to such Articles of this Agreements.

Article 25. Severability

            If any provision of this Agreement or any portion or provision hereof applicable to any particular situation or circumstance is held invalid, the remainder of this Agreement or the remainder of such provisions (as the case may be), and the application thereof to other situations or circumstances shall not be affected thereby.

Article 26. Software License and Rights in Data

      26.1 Except as limited by the terms of this Agreement, Seller grants Buyer a perpetual, royalty-free, Right-to-Use ("RTU") license for the Software delivered to Buyer under this Agreement for the sole purpose of operating the Equipment as herein contemplated.

      26.2 Buyer acknowledges that the Software is the property and confidential proprietary information of Seller. Buyer may not sell, assign, transfer, license, or otherwise make available the Software to any third party, except as provided herein. In no event may Buyer, other than as set forth in Sections 26.3 and 23.2 hereof, sell, assign, transfer, license, or otherwise make available any of the Software to any person not purchasing the Equipment. Except as expressly permitted in this Article 26 and in Article 23 hereof, Buyer agrees not to disclose or cause to be disclosed the Software to any person other than employees of Buyer on a need-to-know basis and who are duly authorized to use the Software unless such disclosure is made subject to restrictions on further disclosure.

      26.3 Buyer may transfer or otherwise sublicense this RTU Software license to any subsequent Buyers of individual items of Equipment from Buyer without further approval of Seller provided the subsequent Buyers are not direct competitors of Seller and further provided the subsequent Buyers agree in writing delivered to Seller to assume Buyer's obligations set forth in this Agreement relating to the Software.

      26.4 Software Updates shall be provided by Seller to Buyer on an RTU license basis at no cost to Buyer. Software Enhancements shall be provided by Seller to Buyer on an RTU license basis at Seller's then current price therefore (subject to Section 3.2) and including any discounts then in effect and which would otherwise be consistent with the discounts received by Buyer pursuant to this Agreement.

      26.5 Seller represents and warrants that the Software delivered to Buyer with any Equipment is all of the Software reasonable necessary to use, operate or maintain the Equipment.

      26.6 The parties agree that Seller may enforce provisions of this Article 26 regarding restrictions on transfer and confidentiality of the Software by an action for injunctive relief or other equitable remedies.

      26.7 Upon reasonable request of Buyer, Seller shall submit to Buyer the most recent documentation in the case of any Software purchased by Buyer. It is understood that such possession shall not constitute a transfer of ownership or ownership rights in such documentation. Upon a reasonable showing by Buyer that additional Software documentation is required by Buyer for its full understanding of the operation of the Equipment purchased hereunder, Seller shall provide such additional documentation.

      26.8 In addition to the rights and obligations described in this Article 26, Seller agrees that if the Software or any part thereof is lost or damaged (other than due to the fault of Buyer) before being Final Acceptance, Seller shall replace it at no additional cost to Buyer. Any such Software lost or damaged after Final Acceptance or due to the fault of Buyer, shall be replaced by Seller at a charge to Buyer equal to Seller's actual cost for gathering such Software.

      26.9 If Seller has not provided two (2) archival copies of the Software, Buyer may make and maintain such archival copies of the Software for so long as such Software is relevant to Buyer's operations.

Article 27. Product Support, Training and Other Support

            Product Support and Training shall be performed as stated in the Product Line Support Policy in Appendix A. In addition to this Appendix, Seller shall provides Sales Engineering support to Buyer on an "as needed" basis at no cost during the term of this Agreement. Furthermore, training at Seller's Herndon, Virginia facility for up to five (5) students for each microwave radio system sold is available to Buyer at no cost. In the event that a system is at a size where additional students may be required, Seller and Buyer will mutually agree if additional free training is required

Article 28. Arbitration

      28.1 If there is a disagreement which, under the terms of this Agreement shall be resolved in accordance with this Section 28.1, the parties will attempt to negotiate a solution within fourteen (14) days of notification of such disagreement. If no solution can be reached, the parties shall select a third party engineer ("Third Party Engineer") (whose fees and expenses will be shared equally by Buyer and Seller) who shall, after conducting such examination or testing as he/she deems necessary within fourteen (14) days, render a decision in the matter. If the parties are unable to agree on the selection of the Third Party Engineer, the Third Party Engineer will be selected by the then President of the Institute of Electrical and Electronic Engineers. The Third Party Engineer's decision shall be final and binding and neither party shall appeal or otherwise contest it. Once a Third Party Engineer is selected for resolving a dispute hereunder, he/she shall be selected for the resolution of any further disputes hereunder unless otherwise agreed to by both parties or unless the Third Party Engineer refuses to continue to serve in that function.

      28.2 Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties, and except for disputes to be settled by the Third Party Engineer pursuant to Section 28.1, shall be settled by arbitration to be held in New York City in accordance with the commercial Rules of the American Arbitration Association, by three (3) arbitrators appointed in accordance with the said Rules.

      28.3 The award of any arbitration shall be final, conclusive and binding on the parties hereto.

      28.4 The arbitrators may award any legal or equitable remedy. The arbitration award may include an award of attorney's fees, in the amount of such fees, to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

      28.5 Either party to an arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators' decision. Any such action called pursuant to this Section 28.5 shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

Article 29. Entirety of Agreement

            This Agreement consists only of this document upon which the Parties have affixed their signatures and those documents specifically incorporated herein by reference provided that if and to the extent the terms and conditions of Appendix A or B attached hereto in any way contradict the terms and conditions of this Agreement, the terms and conditions of this Agreement shall supersede the terms and conditions of Appendix A and B attached hereto. This Agreement as so constituted is the entire Agreement between the parties with respect to the subject matter hereof and supersedes all other previous statements, communications or agreements, whether oral or written, including press releases, advertising and sales literature. No modification, alteration or waiver of any provision hereof shall be binding upon the parties unless evidenced in writing and signed by both parties. No oral quotation or statement shall be binding on Seller.


IN WITNESS WHEREOF, the Parties hereto, each by a duly authorized officer, have caused this Agreement to be executed as of the date first written above.


NEC AMERICA, INC.                          PATHNET, INC.


By: Patrick Stewart                        By: David Schaeffer
    ---------------------------------          ---------------------------------
Title: Assistant General Manager           Title: Chairman
       ------------------------------             ------------------------------
       Radio Communications Sys. Div.
Date: August 8, 1997                       Date: 8/12/97
      -------------------------------            -------------------------------
Sign: /s/ Patrick Stewart                  Sign: /s/ David Schaeffer
      -------------------------------            -------------------------------

                        Amendment #1 to Master Agreement
                   Dated 8 August, 1997, between PathNet, Inc.
                              And NEC America, Inc.


Except as expressed herein, the terms and conditions of the Master Agreement remain in full force and effect:

Article 6.  Payment Terms

            Add as paragraph 6.3: (a) For Equipment purchases made under the PathNet, Inc., Credit Facility, payment terms for the initial base system or initial installation system, in the event Buyer initially builds beyond the initial base system, shall be: sixty percent (60%) of invoice amount net thirty (30) days from Seller's tender of delivery of the Equipment to the destination(s) specified by Buyer; remaining balance due one hundred-eighty (180) days after original invoice date. These terms shall be in effect until March 31, 1999, and apply only to the purchase of the initial base system or the initial installation system and are not applicable to channel additions and/or overbuild systems.

            b) For equipment purchases made under the PathNet, Inc., Credit Facility, payment terms for overbuild systems shall be: one hundred percent (100%) of invoice amount net thirty (30) days from seller's tender of delivery of the Equipment to the destination(s) specified by Buyer.

Article 8.  Title, Delivery and Shipment

            Add as paragraph 8.7: (a) Except as provided in Section 8.7(b), as a condition precedent to shipment of Equipment financed under the PathNet, Inc., Credit Facility, that being for the purpose of an overbuild system, Seller shall be provided fully executed Capacity Agreements, capacity exchange agreements, or purchase orders for capacity with capacity users relevant to the system to which such Equipment relates not less than seventy-five (75) calendar days prior to the draw down of the associated loan. In the event Buyer fails to provide such documentation, Seller has the right to hold Equipment shipment until such time as this condition is satisfied.

            (b) In the event PathNet requires an overbuild system as part of the initial installation system, PathNet shall not be required to demonstrate executed Capacity Agreements, purchase exchange agreements, or purchase orders for capacity with capacity users prior to the draw down of the associated loan.

                       [Signatures on the following page]

                          NEC America, Inc.


                          By: /s/ Patrick Stewart
                              ---------------------------------
                          Title: AGM
                                 ------------------------------
                          Date: 11/09/97
                                -------------------------------


                          PathNet, Inc.


                          By: /s/ David Schaeffer
                              ---------------------------------
                          Title: Chairman
                                 ------------------------------
                          Date: 11/5/97
                                -------------------------------

                        Amendment #2 to Master Agreement
                   Dated 8 August, 1997, between PathNet, Inc.
                              and NEC America, Inc.


Except as expressed herein, the terms and conditions of the Master Agreement remain in full force and effect:

Article 26. Software License and Rights in Data

            Add as paragraph 26.10:

            (a) Seller hereby grants to Buyer the right to sublicense the RTU Software and Software Enhancements required to upgrade and maintain the Equipment, including the local craft terminal software, pursuant to a sublicense agreement substantially in the form attached hereto, to any third party provider, agent or subcontractor of Buyer for the sole purpose of performing services on, monitoring, maintaining or operating the Equipment. Notwithstanding anything to the contrary contained herein, Buyer shall pay a one-time royalty per Incumbent System as set forth in Appendix A (for the purposes herein "Incumbent System" shall be defined as the digital microwave network under the control of an incumbent with which Buyer has entered into an agreement) for the perpetual right to sublicense the Software to such third party provider, agent or subcontractor of Buyer for the sole purpose of performing services on, monitoring, maintaining or operating the Equipment on any such Incumbent System.

            (b) Seller hereby represents and warrants that it has sufficient rights (including, without limitation proprietary rights), title and interest in the Software to grant to Buyer the right to sublicense such Software and to enter into this Agreement.

Appendix A. PATHNET 6/11 GHZ SONET COMPATIBLE DIGITAL MICROWAVE RADIO

            Add as new Section 3.2.2 (on page 18)

Item No.     Description                                  Basic    Unit
                                                                   Price

3.2.2  2000 SERIES LCT SOFTWARE (without computer)          1      $8,400

                       [Signatures on the following page]

                          NEC America, Inc.


                          By: /s/ Patrick Stewart
                              ---------------------------------
                          Title: AGM
                                 ------------------------------
                          Date: 3/28/98
                                -------------------------------


                          PathNet, Inc.


                          By: /s/ Richard A. Jalkut
                              ---------------------------------
                          Title: CEO
                                 ------------------------------
                          Date: 4/2/98
                                -------------------------------